SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             [Amendment No. ___________]

     Filed by the Registrant /X/
     Filed by a party other than the Registrant / /

     Check the appropriate box:
 .

     / / Preliminary proxy statement
     / / Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              Halifax Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------
     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date filed: August 16, 1996

- --------------------------------------------------------------------------------

                             HALIFAX CORPORATION
                             Alexandria, Virginia

                          --------------------------

                        ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

      You are cordially invited to attend the Annual Meeting of Halifax Shareholders which will be held on September 20, 1996, at 2:00 p.m. local time at our offices at 5250 Cherokee Avenue, Alexandria, VA 22312.

      In addition to the meeting purposes enumerated in the attached Notice, it shall be our pleasure to entertain questions pertaining to the affairs of the Company which affect the interests of Shareholders as a whole.

      We encourage your attendance and look forward to seeing you.

                                            Sincerely,



                                            Howard C. Mills
                                            President

August 15, 1996

                             HALIFAX CORPORATION
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD SEPTEMBER 20, 1996

To The Shareholders of Halifax Corporation:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held at its executive offices, 5250 Cherokee Avenue, Alexandria, VA 22312 on Friday, September 20, 1996, at 2:00 p.m. local time, for the purpose of considering and acting upon the following:

        1. Election of seven (7) directors for the ensuing year.

        2. Ratification of the Board of Directors'  appointment of Ernst & Young
           Certified   Public   Accountants,   as  the   Company's   independent
           accountants for the fiscal year ending March 31, 1997.

        3. Transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on Friday, August 9, 1996, as the record date for the determination of shareholders entitled to notice of and vote at this meeting and any adjournments thereof, and only shareholders of record at such time will be so entitled to vote.

     Shareholders who will not attend the meeting in person are requested to specify their choices and to date, sign, and return the enclosed Proxy in the envelope provided. Prompt response is helpful, and your cooperation will be appreciated.

                                            By Order of the Board of Directors



                                            Ernest L. Ruffner
                                            Secretary

                             HALIFAX CORPORATION
                             5250 CHEROKEE AVENUE
                          ALEXANDRIA, VIRGINIA 22312

                               ---------------
                               PROXY STATEMENT
                               ---------------

     The Annual Meeting of Shareholders of Halifax Corporation (The "Company") will be held on September 20, 1996, at the offices of the Company located at 5250 Cherokee Avenue, Alexandria, Virginia 22312, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described more fully below.

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company.

     The cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy and miscellaneous costs with respect to the same will be paid by the Company. The Company may, in addition, use the services of its officers, directors and employees to solicit Proxies personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and to request authority for the execution of Proxies. The Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The Proxy may be revoked by the person giving it at any time before it has been exercised by delivering written notice to the Company or by delivering a later dated Proxy.

     Unless instructed to the contrary on the Proxy, each Proxy will be voted for the persons named below in the election of directors to the Company's Board of Directors; for ratification of the appointment of Ernst & Young Certified Public Accountants, to be the Company's independent accountants for fiscal 1997, and with respect to such other matters which may properly come before the Annual Meeting, the persons named as proxy holders will exercise their best judgment with respect to such other matters. A shareholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter. Management knows of no other matters to come before the Annual Meeting at this time.

                     SHARES OUTSTANDING AND VOTING RIGHT

     Shareholders of record at the close of business on August 9, 1996, will be entitled to notice of and vote at the Annual Meeting. On that date there were 1,311,359 shares of the Company's Common Stock outstanding. The holders of these shares are entitled to one vote per share.

     Under the rules of the American Stock Exchange (AMEX) brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instruction from beneficial owners. Such votes are known as "broker non-votes", and are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining whether a director has been elected or whether a proposal has been approved by the shareholders.

     Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Approval of each other matter to be voted upon requires the affirmative vote of a majority of the votes of shares present or represented at the meeting and entitled to vote on such matter.

                                  FORM 10-K

     THE ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED MARCH 31, 1996, HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS SHOULD THEY SO DESIRE MAY OBTAIN WITHOUT CHARGE A COPY OF THE FORM 10-K FROM THE COMPANY BY WRITTEN REQUEST WHICH SHOULD BE MADE TO HALIFAX CORPORATION, 5250 CHEROKEE AVENUE, ALEXANDRIA, VIRGINIA 22312, ATTENTION:
CORPORATE SECRETARY.

                            ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Company shall be managed by a Board of Directors consisting of between three and seven members, the precise number of directors to be fixed from time to time by resolution of the Board of Directors. The number of Directors has been fixed at seven.

     It is, therefore, proposed to elect a Board of Directors of seven persons to serve until the next annual meeting of Shareholders or until the election and qualification of their respective successors. Unless authority is withheld, the proxies shall be voted for the election as directors of the following persons, provided that if any of such nominees shall be unavailable for election for any reason, the Proxies will be voted for the election of a substitute nominee designated by management. All seven of the nominees are now serving as directors and have agreed to serve if elected. Those nominees receiving a majority of or the greatest number of votes cast at the Annual Meeting by Shareholders entitled to vote will be elected to the Board of Directors.

     Management has no reason to believe that any nominee will not be available to serve, but if any nominee should be or become unable to serve, the shares represented by Management proxies will be voted, instead, for the election of another person recommended by the Board of Directors as a director.

     The following table sets forth the name and age of each of the nominees to the Board of Directors of the Company, together with respective periods of service as directors and other positions with the Company:

           THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES

                                                    DATE                      PRINCIPAL OCCUPATION AND
              NOMINEES                   AGE    FIRST ELECTED               EMPLOYMENT; OTHER BACKGROUND
              --------                   ---    -------------               ----------------------------
Arch C. Scurlock....................     76          1973      Arch C. Scurlock, presently Chairman of the Board of
                                                               Directors, has been a Director of the Company since
                                                               1973. He has been President and a Director of Research
                                                               Industries Incorporated, a private investment company
                                                               since 1968. He served from 1969 to 1992 as Chairman of
                                                               the Board of TransTechnology Corporation, a
                                                               manufacturer of aerospace defense, and other industrial
                                                               products.

Howard C. Mills.....................     62          1984      Howard C. Mills has, since October 16, 1984, been
                                                               President, Chief Executive Officer and a Director of
                                                               the Company. Prior to that time he served as Vice
                                                               President and Executive Vice President of the Company.

John H. Grover......................     68          1984      John H. Grover became a Director of the Company in
                                                               1984. He has served as Vice President, Treasurer and
                                                               Director of Research Industries Incorporated since
                                                               1968, and as a Director of TransTechnology Corporation
                                                               from 1969 to 1992.

Clifford M. Hardin..................     80          1985      Clifford M. Hardin has been a Director of the Company
                                                               since 1985. From 1981 to 1987, Dr. Hardin served as a
                                                               Director of Stifel Financial Corporation, the parent
                                                               corporation of Stifel, Nicolaus & Company, a St. Louis
                                                               securities brokerage firm registered with the
                                                               Securities and Exchange Commission. Dr. Hardin is also
                                                               a Director of Gallup, Inc., Lincoln, Nebraska.

Ernest L. Ruffner...................     61          1985      Ernest L. Ruffner, elected Director of the Company on
                                                               March 25, 1985, is an attorney engaged in the private
                                                               practice of law as a member of the firm of Pompan,
                                                               Ruffner & Werfel in Alexandria, Virginia. Mr. Ruffner
                                                               is a Director of Research Industries Incorporated. He
                                                               was elected Secretary of the Company effective July 2,
                                                               1985 and General Counsel on September 16, 1994.

                                      3


                                                    DATE                      PRINCIPAL OCCUPATION AND
              NOMINEES                   AGE    FIRST ELECTED               EMPLOYMENT; OTHER BACKGROUND
              --------                   ---    -------------               ----------------------------

Alvin E. Nashman....................     69          1993      Alvin E. Nashman is a Director and Consultant of
                                                               Computer Sciences Corporation (CSC). For 27 years until
                                                               his retirement in 1992, Dr. Nashman headed the
                                                               multi-division Systems Group of CSC which under his
                                                               leadership experienced continued growth with 1992
                                                               revenues in excess of $1 billion. He served two terms
                                                               as Chairman of the Board of the Armed Forces
                                                               Communications and Electronics Association (AFCEA). He
                                                               currently serves on the Boards of NYMA Corporation and
                                                               MILTOPE Corporation, where he is Chairman.

John M. Toups.......................     70          1993      John M. Toups served as President and CEO of Planning
                                                               Research Corporation (PRC) from 1978 to 1987. Prior to
                                                               that he served in various executive positions with PRC.
                                                               For a short period of time in 1990, he served as
                                                               interim Chairman of the Board and CEO of the National
                                                               Bank of Washington and Washington Bancorp and is
                                                               currently a Director of CACI International, Inc. NVR,
                                                               Inc., Telepad Corporation and Thermatrix, Inc.

                           OTHER EXECUTIVE OFFICERS

     In addition to President Mills and Secretary/General Counsel Ruffner, the following persons are executive officers of the company.

     Richard J. Smithson, age seventy-two, is Vice President and Treasurer of the Company, and is responsible for the corporation's investor relations activities. Mr. Smithson has over forty-five years experience in varied executive financial positions including twenty-three years with the Company.

     James L. Sherwood IV, age fifty-four, is Vice President Contracts and Administration. He has been with the Company and its subsidiaries for seventeen years. He previously served as a Vice President managing the Company's Facilities Services Division.

     Melvin L. Schuler, age fifty-two, is the Vice President Communications Services Division. Mr. Schuler has been with the Company for twenty-three years, serving in various management positions within the Electronics Services line.

     James C. Dobrowolski, age thirty-three, joined Halifax as a result of the Company acquiring EAI Services which he had managed for two years. Mr. Dobrowolski currently serves as a Vice President, in charge of the Simulation and Facilities Services Division. Prior to joining EAI as director of contracts in April 1988, he was with Engineering and Professional Services, Inc., where he served as Manager of Subcontract Administration for two years.

     Thomas F. Nolan, age fifty-one, has been Vice President, Computer Services Division for four months. Before joining the Company, Mr. Nolan worked six years as an independent executive in Financial Services Management. Prior to that, he was Senior Vice President, Marketing for Decision Data Services, Inc., a nationwide computer maintenance firm. For sixteen years Mr. Nolan held various executive positions with Bell Atlantic Corporation's SORBUS Service Division.

     John D. D'Amore, age forty-six, Vice President and Controller, joined Halifax on April 10, 1996. He previously served as Vice President Finance for CTA Space Systems and CTA International, Inc., subsidiaries of CTA Incorporated. Prior to that he served in various executive finance positions including five years as Vice President Finance with Presearch Inc. Mr. D'Amore is a Certified Public Accountant and a member of the Virginia Bar.

     Thomas L. Mountcastle, age forty-two, is President of CMS Automation, Inc., a wholly owned subsidiary of Halifax and Vice President of Halifax's Network Integration Services Division. Mr. Mountcastle joined Halifax as a result of the Company acquiring CMS Automation, Inc. on April 1, 1996 where he had served as President since 1990. Prior to that he served in various capacities in computer technology including two years as President of Data Support Systems.

              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based on a review of SEC Forms 3, 4 & 5 and amendments thereto furnished to the Company, to the best of the knowledge and belief of management, no person who was required to file said forms failed to do so on a timely basis.

                        BOARD OF DIRECTORS; COMMITTEES

     During the year ended March 31, 1996, the Board of Directors held five meetings. During that year, all members who were directors at the time attended at least 75% of the total number of meetings held by the Board and by each committee of the Board of which he was a member.

     Set forth below is certain information regarding the existing committees of the Board of Directors:

           Audit Committee. The Audit Committee reviews the results of, and the suggestions provided in connection with, the Company's annual audit by its independent public accountants; reviews internal audit and other accounting procedures established by management; and considers the scope of the audit and nonaudit services provided by the Company's independent public accountants, including the fees charged for those services. The committee's members are Messrs. Hardin, Toups and Nashman. The Audit Committee held one meeting in Fiscal Year 1996.

           Compensation and Incentive Committee. The Compensation and Incentive Committee advises the Board of Directors with respect to compensation levels and the issuance of stock options to key employees of the Company. The committee members are Messrs. Scurlock, Grover, and Toups. During the year ended March 31, 1996, the committee held two meetings.

           Nominating Committee. The Nominating Committee was created by the Board of Directors on May 21, 1993, for the purpose of considering individuals to be nominated for election to the Board of Directors. Selections are presented to the Board for inclusion in the slate of management nominees submitted to the shareholders for election. The committee members are Messrs. Hardin, Grover, and Ruffner. During the year ended March 31, 1996, the committee held one meeting.

                     PRINCIPAL SHAREHOLDERS AND DIRECTORS

     The following tables set forth as of May 17, 1996 (1) the number of shares of the Company's common stock owned beneficially by each person who owned of record, or is known by the Company to have owned beneficially, more than 5% of such shares then outstanding (2) the number of shares owned by each director of the Company and (3) the number of shares owned beneficially by all officers and directors as a group. Information as to the beneficial ownership is based upon statements furnished to the Company by such persons.

                  NAME OF                       AMOUNT AND NATURE OF
             BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP     PERCENT
             ----------------                   --------------------     -------
Research Industries Incorporated (1)
  123 N. Pitt Street
  Alexandria, Virginia 22314.................          410,000            31.3

Howard C. Mills (5)
  5250 Cherokee Avenue
  Alexandria, Virginia 22312.................           47,418             3.6

Arch C. Scurlock (2)
  123 N. Pitt Street
  Alexandria, Virginia 22314.................          411,000            34.8

John H. Grover (3)
  123 N. Pitt Street
  Alexandria, Virginia 22314.................            1,000             0.1

Clifford M. Hardin
  10 Roan Lane
  St. Louis, Missouri 63124..................            1,000             0.1

Ernest L. Ruffner (4)
  209 N. Patrick Street
  Alexandria, Virginia 22314.................              100               0

Alvin E. Nashman
  3170 Fairview Park Drive
  Falls Churh, Virginia 22042................            3,000             0.2

John M. Toups
  1209 Stuart Robeson Drive
  McLean, Virginia 22101.....................            3,000             0.2

All officers and directors as
  a group (14 persons)(2)....................          520,966            39.7
- ----------

(1) Research Industries Incorporated is 95% owned by Arch C. Scurlock,chairman of the Company's Board of Directors.

(2)   Includes 410,000 shares owned by Research Industries.

(3) Mr. Grover is also a 5% owner and director of Research Industries Incorporated.

(4)   Mr. Ruffner is a director of Research Industries Incorporated.

(5)   Includes 300 shares held by Mr. Mills' wife.

                            EXECUTIVE COMPENSATION
              REPORT OF THE COMPENSATION AND INCENTIVE COMMITTEE

     The overall philosophy regarding compensation of the Company's executive officers continues to be based upon the concept that in order to achieve the Company's objectives of progress, growth and profitability it is necessary to attract and retain qualified executives who are motivated to provide a high level of performance. A vital element in this motivation is to offer an executive compensation program that is not only competitive but rewards those executives whose efforts enable the Company to achieve its goals. To accomplish this objective, the Committee has an established policy whereby a significant segment of an executive's total compensation is related directly to performance resulting in the interest of the Company's executives being in parallel with the interest of its shareholders.

     The executive compensation program includes three elements which are intended to constitute a flexible and balanced method of establishing total compensation. These are base salary, annual bonus, and stock options. When combined, these elements are intended to provide key executives sufficient motivation and incentives so that their efforts will maximize corporate performance thereby enhancing shareholder value. In accomplishing this objective, the compensation program seeks to balance performance rewards with what is reasonable under the total circumstances including the competitiveness of the executive market place.

     The primary component of the Company's executive compensation program is base salary. The base salaries of the executive officers are a reflection of the size of the Company, the scope of responsibility of each individual and the extent of experience in their particular position. Reviewed annually, base salaries are related indirectly to the Company's performance and marginally related to the cost of living.

     The base salary of Howard Mills, the Company's president and chief executive officer since 1984, is largely based on the performance of the Company, both for the fiscal year and since he has been CEO. The other criteria considered to a lessor degree is the annual change in the cost of living. During the last fiscal year, the Company's total return, as displayed in the accompanying five year cumulative performance graph, increased 6.5 percent on slightly increased revenues thereby reversing the previous year's downward trend in shareholder return. Reflecting the Company's stated compensation policy, in August Mr. Mills base salary was increased by 5 percent to $158,630. He also participated in the Company's Profit Sharing Bonus Plan and Key Employees Stock Option Plan, to the extent set forth below.

     The second component of the executive compensation program is an annual bonus determined in accordance with the Company's Profit Sharing Bonus Plan approved annually by the Board of Directors based upon projected profit goals set for each year. The Company creates separate profit pools related to project, division and corporate performance. Employees in the Plan are monetarily rewarded if the profitability of their profit pool meets specified threshold goals, and further rewarded for exceeding these goals based upon a fixed formula. As a result of the Company's performance during the previous fiscal year, Mr. Mills received a bonus from the corporate profit pool that was equal to approximately 19% of his base salary which was paid in fiscal year 1996.

     The final component of the executive compensation program is a Key Employee Stock Option Plan ("Plan") which was adopted and approved by the Company's shareholders at the 1994 annual meeting and is for the benefit of the Company's key employees, including officers, who meet certain criteria. The purpose of the Plan is to attract, motivate, and retain those highly competent individuals upon whose judgment, initiative, and
leadership,   the  continued  success  of  the  Company  depends.  The  Plan  is administered by a committee of three members of the Board of Directors who are not eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee has sole discretion and authority to determine from among eligible employees those to whom and time or times at which, options may be granted, the numbers of shares of Common Stock to be subject to each option, and the type of option to be granted. During the past year the Committee considered it appropriate and justified to motivate and reward Mr. Mills with regard to decisions influencing future growth of the Company and therefore granted Mr. Mills stock options for 4,800 shares of common stock at an exercise price of $9.1875 per share expiring May 2, 2001.

     No member of the Compensation and Incentive Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Arch C. Scurlock                John M. Toups                     John H. Grover

                          SUMMARY COMPENSATION TABLE

     The following table sets forth information on compensation paid in fiscal year 1996 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's five other executive officers whose income exceeded $100,000.


                               ANNUAL COMPENSATION                                   LONG-TERM COMPENSATION
                           ---------------------------                       --------------------------------------
                                                                                     AWARDS
                                                                             ----------------------    PAYOUTS--
                                                             OTHER           RESTRICTED                LONG-TERM
NAME AND                                                     ANNUAL            STOCK       OPTIONS/  INCENTIVE PLAN     ALL OTHER
PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)  COMPENSATION($)(1)   AWARD(S)($)   SARS(#)     PAYOUTS($)    COMPENSATION($)
- ------------------         ----   ---------   --------  ------------------   -----------   --------  --------------  ---------------
Howard C. Mills            1996    149,925     28,336         5,623             none        4,800         none          2,999(2)
CEO/President              1995    150,188     27,067         3,331             none        9,600         none          2,604(2)
                           1994    134,811     20,276         2,971             none        2,000         none          2,692(2)

Christopher K. Jones       1996    115,013      7,245         3,075             none        1,200         none          2,300(2)
Senior Vice President      1995    115,118     15,467         3,007             none        4,800         none          2,302(2)
                           1994    101,512       none         3,153             none        1,000         none          3,103(2)

James L. Sherwood, IV      1996     96,785     13,970          none             none        1,200         none          5,284(3)
Vice President             1995     96,962     21,886          none             none        3,600         none          1,939(2)
                           1994     88,554     14,227          none             none          600         none          7,966(3)

James C. Dobrowolski       1996     96,940     13,627         2,400             none        2,400         none            599(2)
Vice President             1995     95,099     23,672          none             none        3,600         none          5,855(3)

Donald R. Morrell          1996     93,392(4)   6,437          none             none        1,200         none         10,457(3)
Vice President/Controller  1995     81,597      7,017          none             none        3,600         none          1,632(2)
                           1994     73,449      5,097          none             none          600         none          1,468(2)

Melvin L. Schuler          1996     89,733     19,712          none             none        1,000         none          1,794(2)
Vice President             1995     89,902      8,999          none             none        2,000         none          1,798(2)
                           1994     81,496       none          none             none          500         none          1,630(2)
- ----------

(1)  Value of Company furnished automobile.

(2)  Amounts contributed to officer under 401(k) plan.

(3)  Amounts contributed to officer under 401(k) plan and paid vacation.

(4)  Includes amounts reimbursed employee from deferred compensation plan.

DIRECTOR COMPENSATION

     Directors who are not officers of the Company receive an annual fee of $1,000. During the fiscal year ended March 31, 1996, Directors also received $2,000 and reimbursement of expenses incurred for each meeting of the Board of Directors which they attended. Alvin Nashman receives $2,000 per month for consulting services provided the Company.

     The following two tables present further details on stock options:

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                            AT ASSUMED ANNUAL RATES
                                                                                                OF STOCK PRICE
                                                PERCENT TOTAL                               APPRECIATION FOR OPTION
                                             OPTIONS/SARS GRANTED   EXERCISE                        TERM(2)
                              OPTIONS/SARS     TO EMPLOYEES IN      OR BASE    EXPIRATION   -----------------------
NAME                           GRANTED(#)      FISCAL YEAR (1)      PRICE($)      DATE         5%($)       10%($)
- ----                          ------------   --------------------   --------   ----------   -----------  ----------
Howard C. Mills                   4,800             32.4              7.25       5/5/00        9,612       21,245
President/CEO

Christopher K. Jones              1,200              8.1              7.25       5/5/00        2,403        5,311
Senior Vice President

James L. Sherwood, IV             1,200              8.1              7.25       5/5/00        2,403        5,311
Vice President

James C. Dobrowolski              2,400             16.2              7.25       5/5/00        4,806       10,623
Vice President

Melvin L. Schuler                 1,200              8.1              7.25       5/5/00        2,403        5,311
Vice President

Donald R. Morrell                 1,000              6.8              7.25       5/5/00        2,002        4,426
Vice President
- ----------

(1) This column will not total 100% because employees other than those named received options during the year.

(2) Discloses the potential realizable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
             AND FISCAL YEAR-END VALUES OF UNEXERCISED OPTIONS/SARS

                                                         NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                               SHARES                     OPTIONS AT YEAR-END      MONEY OPTIONS AT YEAR-END($)
                            ACQUIRED ON     VALUE      --------------------------  -------------------------------
NAME                        EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE(1)
- ----                        -----------   -----------  -----------  -------------  -----------    ----------------

Howard C. Mills                 --            --          4,000        16,400          480              --
President/CEO
Christopher K. Jones            --            --          3,000         5,800          360              --
Senior Vice President
James L. Sherwood, IV           --            --          3,000         5,400          360              --
Vice President
Melvin L. Schuler               --            --          3,000         5,400          360              --
Vice President
Donald R. Morrell               --            --          3,000         3,500          360              --
Vice President/Controller

- ------------
(1) Based on the fair market value of the Common Stock on March 31, 1996, of $7.00 less the option exercised price.

                    PERFORMANCE GRAPH--SHAREHOLDERS RETURN

     Set forth below is a graph comparing the cumulative return of Halifax Corporation, the Standard & Poor's ("S&P") 500 Composite Stock Index ("S&P 500") and the High Tech Composite Index compiled by S&P. The graph assumes a $100 initial investment on March 31, 1991 and a reinvestment of dividends in Halifax Corporation and each of the companies reported in the indices through March 31, 1996 (the end of the Company's fiscal year).

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                 AMONG HALIFAX CORPORATION, THE S&P 500 INDEX
                    AND THE S&P HIGH TECH COMPOSITE INDEX


                                 BAR CHART HERE


                           CUMULATIVE TOTAL RETURN

               YEARS                      MAR-91       MAR-92       MAR-93       MAR-94       MAR-95       MAR-96
               -----                      ------       ------       ------       ------       ------       ------
HALIFAX CORPORATION            -HX         100          142          123          144          124          132
S&P 500                      -1500         100          111          128          130          150          198
S&P HIGH TECH COMPOSITE      -IHTC         100          102          112          132          167          226

                         TRANSACTIONS WITH MANAGEMENT

     On May 1, 1986, Ernest L. Ruffner, a director of the Company, joined the law firm of Pompan, Ruffner & Werfel. Jacob Pompan of that firm has represented Halifax in its government contract affairs since 1984. During the fiscal year ended March 31, 1996, the firm received fees of $9,077 from the Company. In addition, Mr. Ruffner, as General Counsel, receives $5,000 per month retainer from the Company.

        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Ernst & Young, independent accountants, subject to the ratification of such appointment by the
Shareholders, to serve as independent accountants for the Company and its subsidiaries for the year ending March 31, 1997.

     This year's financial statements were audited by Ernst & Young who replaced Grant Thornton on September 16, 1994. The change was made by recommendation of the Audit Committee.

     The report of Grant Thornton on the Company's financial statements for the years ended March 31, 1993 and March 31, 1994 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim periods preceding such change, (1) the Company had no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and (2) no "reportable event" (as described in Regulation S-K, Item 304(a)(1)(V)(A-D) occurred.

     The Company is advised that no member of Ernst & Young has any direct or indirect interest in the Company or any of its subsidiaries or has had, since its appointment, any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young will be invited to the annual meeting and, if present, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                           SHAREHOLDERS' PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next annual meeting of shareholders should be sent to the Secretary of the Company at 5250 Cherokee Avenue, Alexandria, Virginia 22312, and must be received not later than the close of business on April 1, 1997. Material filed with the Company in a timely manner will be considered, pursuant to the requirements of all applicable laws and regulations, for inclusion in the Company's 1997 proxy materials for such annual meeting.

                         TRANSFER AGENT AND REGISTRAR

     The American Stock Transfer & Trust Company, is the Company's transfer agent and registrar.

                                OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no additional matters to be presented for vote of the shareholders at the Annual Meeting, nor has it been advised that others will present any other matters. Should any matters be properly presented at the Annual Meeting for a vote of the shareholders, the proxies will be voted in accordance with the best judgment of the proxy holder.

                                          By Order of the Board of Directors



                                          Ernest L. Ruffner
                                          Secretary

     For a menu of Halifax Corporation news releases available by fax 24 hours (no charge) or to retrieve a specific release, please call 1-800-758-5804, ext. 391950, or access the address http://www.prnewswire.com on the Internet.